Exhibit 21.1

The information below is presented as of March 1, 2010. Except as specifically indicated below, Morningstar, Inc. holds, directly or indirectly, a 100% interest in each entity listed below. Some inactive subsidiaries have been omitted.

Subsidiaries of Morningstar, Inc.

Subsidiary	Jurisdiction of Formation
Corporate Fundamentals, Inc.	Delaware
Historis, LLC (1)	Delaware
Morningstar Global LLC	Delaware
Ibbotson Associates Advisors, LLC (2)	Delaware
Morningstar Associates, LLC	Delaware
Morningstar Investment Services, Inc.	Delaware
Morningstar Real-Time Data Inc. (3)	Delaware
MarketHistory.com, Inc. (1)	Illinois
Logical Information Machines, Inc.	Illinois
Ibbotson Associates, Inc.	Illinois
Intech Pty Limited (4)	Australia
Intech Research Pty Limited (5)	Australia
Intech Fiduciaries Limited (5)	Australia
Morningstar Australasia Pty Limited (6)	Australia
Morningstar Direct Investments (7)	Australia
Morningstar Group Australia Pty Limited (8)	Australia
Morningstar Research Thailand Limited	Thailand
Morningstar Canada Group, Inc. (8)	Canada
Morningstar Research, Inc. (9)	Canada
Morningstar Asia, Ltd. (8)	China
Morningstar Research (Shenzhen) Ltd. (10)	China
Morningstar France Holding SAS (8)	France
Morningstar France Fund Information SARL (11)	France
Morningstar Deutschland GmbH (8)	Germany
Morningstar Real-Time Data GmbH (12)	Germany
Morningstar Hong Kong Fund Information, Ltd. (10)	Hong Kong
Morningstar India Private Limited (13)	India
Morningstar Italy, S.R.L. (14)	Italy
Ibbotson Associates Japan K.K. (15)	Japan
Morningstar Korea, Ltd. (16)	Korea
Morningstar Associates Korea Co., Ltd. (21)	Korea
Morningstar Real-Time Data B.V. (3)	The Netherlands
Morningstar Europe, B.V. (17)	The Netherlands
Morningstar Holland, B.V. (14)	The Netherlands
MStar Holdings C.V.	The Netherlands
Morningstar Research Limited (Morningstar New Zealand) (6)	New Zealand
Morningstar Norge AS (14)	Norway
Morningstar Portugal Unipessoal LDA (14)	Portugal
Morningstar Research PTE Limited (10)	Singapore
Morningstar Research (Proprietary) Limited (8)	South Africa
Morningstar Network, S.L. (8)	Spain
Morningstar Europe, A.B. (14)	Sweden
Morningstar Switzerland GmbH (8)	Switzerland
Fundamental Data Limited (18)	United Kingdom
Hemscott Group Limited (18)	United Kingdom
Logical Information Machines (Europe) Limited (1)	United Kingdom
Morningstar Associates Europe Limited (19)	United Kingdom
Morningstar Europe, Ltd. (8)	United Kingdom
Morningstar U.K., Ltd. (8)	United Kingdom
Morningstar Real-Time Data Limited (18)	United Kingdom
Morningstar Real-Time Data Holdings Limited (20)	United Kingdom

(1) Logical Information Machines, Inc. owns 100%.

(2) Ibbotson Associates, Inc. owns 100%.

(3) Morningstar Real-Time Data Limited owns 100%.

(4) Morningstar Australasia Pty Limited owns 100%.

(5) Intech Pty Limited owns 100%.

(6) Morningstar Direct Investments owns 100%.

(7) Morningstar Group Australia owns 100%.

(8) Morningstar Holland B.V. owns 100%.

(9) Morningstar Canada Group, Inc. owns 100%.

(10) Morningstar Asia, Ltd. owns 100%.

(11) Morningstar France Holding SAS owns 100%.

(12) Morningstar Real-Time Data Holdings Limited owns 100%.

(13) Corporate Fundamentals, Inc. owns 100%.

(14) Morningstar Europe, B.V. owns 100%.

(15) Ibbotson Associates, Inc. owns approximately 68%.

(16) Morningstar, Inc. owns 80%.

(17) MStar Holdings C.V. owns 100%.

(18) Morningstar U.K., Ltd. owns 100%.

(19) Morningstar Associates, LLC owns 100%.

(20) Morningstar Real-Time Data Limited owns 100%.

(21) Morningstar Korea, Ltd. owns 100%.